UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

ARC Group Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

N/A
Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 8.01:	Other Events.

Press Release

On October 10, 2013, ARC Group Worldwide, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that the Board of Directors of the Company have authorized the repurchase of up to $250,000 of the Company’s common stock.

The Company has announced that it may repurchase shares from time to time in the open market or through privately negotiated transactions, depending on prevailing market conditions, alternative uses of capital, other factors and in compliance with applicable legal requirements.  The stock repurchase program does not obligate the Company to acquire any particular amount of stock.  This stock repurchase program does not have an expiration date and may be limited or terminated by the Company at any time without notice.

The Company will conduct the repurchases of common stock pursuant to the safe harbor provisions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Item 9.01:	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit shall be deemed to be furnished, and not filed:

99.1         Press Release dated October 10, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: October 10, 2013	By:	/s/ Jason T. Young
Name: Jason T. Young
Title: President and Chief Executive Officer